UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2011

OxySure Systems, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	000-54137 (Commission File Number)	71-0960725 (IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX (Address of principal executive offices)	75034 (Zip Code)

(972) 294-6450 Registrant's telephone number, including area code
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 – Unregistered Sales of Equity Securities

On October 13, 2011, OxySure Systems, Inc. (the “Company”) received a conversion notice (the “Conversion Notice”) from Afritex Medical Products (Pty) Ltd. (“Afritex”), converting the entire principal and accrued interest of a convertible note issued to Afritex into common stock.

The Company is the issuer of that certain Subordinated Convertible Note dated March 26, 2010 (“Note”) in favor of Afritex. In terms of the Conversion Notice received by the Company, Afritex irrevocably exercises its option to convert $335,880 of the principal amount and accrued but unpaid interest outstanding under the Note into 335,880 conversion shares in accordance with the terms of the Note. Certificates representing the conversion shares issuable and deliverable upon the conversion will be issued and delivered to the registered holder of the Note unless a different name is provided by the holder to the Company in writing. Capitalized terms used in the Conversion Notice and not otherwise defined in the Conversion Notice shall have the respective meanings ascribed to such terms in the Note.

The Company’s President and Chief Financial Officer is also a director and shareholder of Afritex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2011

OXYSURE SYSTEMS, INC., a Delaware corporation

/s/ Julian T. Ross
BY:	Julian T. Ross
ITS:	Chief Executive Officer, President, Chief Financial Officer, and Secretary